EXHIBIT 24

KNOW ALL MEN BY THESE PRESENTS, that the undersigned appoints Dennis McGuire and James C. Rushing III, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to a registration statement on Form SB-2 filed by Ecosphere Technologies, Inc., and to sign any subsequent registration statement filed by Ecosphere Technologies, Inc. pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting my attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

Dated:  January ___, 2007

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